Exhibit 10.11

TRANS-INDIA ACQUISITION CORPORATION

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

Mr. Rasheed Yar Khan

P.O. Box 4384

Jeddah 21491

Saudi Arabia

Re:	Special Advisor Position

Dear Rasheed:

This will confirm our agreement that you have agreed to serve Trans-India Acquisition Corporation (the “Company”) in the role of special advisor to the Board of Directors (“you” or “Special Advisor”) commencing on or about July 28, 2006. You also consent to be named in the Company’s registration statement on Form S-1 (the “Registration Statement”) and to the use of a summary of your background for the Registration Statement.

The scope of your duties will include the following:

(a) advice and consultation, from time to time, to the Company’s Board of Directors and senior management on the affairs of the Company generally and in particular with respect to identifying potential target businesses and performing due diligence on suitable business combinations in connection with the Company’s contemplated search for, negotiation with and acquisition of a target business in the banking industry, and on other matters relating to the areas of your expertise;

(b) identification of business opportunities of which you become aware, and which you believe are suitable for the Company; and

(c) attendance at such meetings, by teleconference, videoconference, or in person, as the Company may reasonably arrange for you, including without limitation, upon invitation, meetings of the Board of Directors.

You acknowledge that you are not an authorized agent, employee, officer or director of the Company, and you agree not to represent to any third party otherwise.

We acknowledge that you have prior and other commitments and trust that you and we can work together to meet all scheduling needs.

During the course of the business of the Company, including your discussions with members of management or attendance at meetings of our Board of Directors, you will be in receipt of confidential information from or relating to the Company. In order to ensure our compliance with applicable federal securities laws, including Regulation FD, you shall not disclose, and shall keep confidential, all confidential and proprietary information provided by the Company or any subsidiary or agent of the Company relating to the Company, including without limitation, information relating to our efforts to acquire a target business, our proposed business, products and services. This provision shall not apply to information which (i) is or becomes part of the public domain through no act or omission of you, (ii) you receive from a third party acting without any obligation or restriction of confidentiality in favor of the Company, (iii) the Company releases you from confidential treatment by written consent, or (iv) you are required by any applicable law or court order to disclose, provided that, prior to any such disclosure, you provide the Company with written notice of the need to make such disclosure.

In consideration for your agreement to serve as Special Advisor, the Company will afford you the opportunity to acquire 50,000 units, consisting of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock, at a per share price of $0.008 per share, subject, however, to your agreement to participate in the private placement of Company units as described in the Registration Statement in amount of $50,000 and execute various letter or other agreements which will restrict the transferability and sale of the securities, provide for the escrow of the securities for up to three years and provide certain registration rights to the holder of the securities together with such other lockup and similar agreements as may be necessary in the opinion of the Company’s management in order to effectuate the Company’s contemplated initial public offering. In addition, the Company shall reimburse you for reasonable out of pocket expenses incurred in connection with your duties.

If the above terms are acceptable, please execute the acknowledgement below and return a signed copy of this letter to me.

Yours very truly,

/s/ BOBBA VENKATADRI
Bobba Venkatadri
President and Chief Executive Officer

Acknowledged and Agreed:

By:	/s/ RASHEED YAR KAHN
Rasheed Yar Kahn

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